Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Inverness Medical Innovations, Inc. of our report dated December 26, 2006 relating to the financial statements and financial statement schedule which appears in HemoSense, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
September 5, 2007